              As filed with the Securities and Exchange Commission
                                on April 18, 2000

                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 INNOVEDA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   93-1137888
                      (I.R.S. Employer Identification No.)

            293 BOSTON POST ROAD WEST, MARLBORO, MASSACHUSETTS 01752
               (Address of Principal Executive Offices) (Zip Code)

                             VIEWLOGIC SYSTEMS INC.
                            1998 STOCK INCENTIVE PLAN

                                       AND

                      TRANSCENDENT DESIGN TECHNOLOGY, INC.
                                STOCK OPTION PLAN
                           (Full Titles of the Plans)

                                WILLIAM J. HERMAN
                             CHIEF EXECUTIVE OFFICER
                            293 BOSTON POST ROAD WEST
                          MARLBORO, MASSACHUSETTS 01752
                     (Name and Address of Agent for Service)

                                  508-480-0881
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


-------------------------- ----------------------- ----------------------- ----------------------- ----------------
                                                          PROPOSED
        TITLE OF                                          MAXIMUM
       SECURITIES                                         OFFERING            PROPOSED MAXIMUM        AMOUNT OF
          TO BE                    AMOUNT                PRICE PER           AGGREGATE OFFERING     REGISTRATION
       REGISTERED             TO BE REGISTERED             SHARE                   PRICE                 FEE
-------------------------- ----------------------- ----------------------- ----------------------- ----------------
Common Stock,               4,592,366 shares (1)         $4.16(2)             $19,014,242(2)           $5,019.76
$.01 par value
-------------------------- ----------------------- ----------------------- ----------------------- ----------------


(1) Consists of (i) 4,520,999 shares issuable under the Viewlogic Systems, Inc. 1998 Stock Incentive Plan and (ii) 71,367 shares issuable under the Transcendent Design Technology, Inc. Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on April 14, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Viewlogic Systems, Inc. 1998 Stock Incentive Plan and the Transcendent Design Technology, Inc. Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contain audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on October 9, 1996.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts. An investment partnership comprised of partners and senior executives of Hale and Dorr LLP owns 13,585 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company's Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

                  The Company has entered into agreements to indemnify certain of its directors and officers in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify those directors and officers for certain expenses including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         1.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a) To include any prospectus required by Section
                  10(a)(3) of the Securities Act.

                           (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (c) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlboro, Commonwealth of Massachusetts, on this 18 day of April, 2000.


                                       INNOVEDA, INC.



                                       By: /s/ Kevin P. O'Brien
                                           -------------------------
                                           Kevin P. O'Brien
                                           Chief Financial Officer


                                POWER OF ATTORNEY

We, the undersigned officers and directors of Innoveda, Inc., hereby severally constitute William J. Herman, Peter T. Johnson and Keith P. O'Brien, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Innoveda, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                Signature                                Title                                Date
                ---------                                -----                                ----
/s/ William J. Herman                      President, Chief Executive                     April 18, 2000
---------------------------------          Officer and Chairman of the
William J. Herman                          Board of Directors (Principal
                                           Executive Officer)


/s/ Kevin P. O'Brien                       Vice President, Finance,                       April 18, 2000
---------------------------------          Chief Financial Officer and
Kevin P. O'Brien                           Treasurer (Principal Financial
                                           Officer and Principal Accounting
                                           Officer)


/s/ William V. Botts                       Director                                       April 18, 2000
---------------------------------
William V. Botts

/s/ Lorne Cooper                           Director                                       April 18, 2000
---------------------------------
Lorne Cooper


/s/ Steven P. Erwin                        Director                                       April 18, 2000
---------------------------------
Steven P. Erwin


/s/ Keith B. Geestin                       Director                                       April 18, 2000
---------------------------------
Keith B. Geestin



                                  EXHIBIT INDEX

       Exhibit
       Number                               Description
       ------                               -----------

       4.1(1) Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant
       5.1          Opinion of Hale and Dorr LLP
       23.1         Consent of Hale and Dorr LLP (included in Exhibit 5.1)
       23.2         Consent of PricewaterhouseCoopers LLP
       24 Power of Attorney (included on the signature page of this Registration Statement)

-------------
(1) Incorporated herein by reference to the Registrant's current record on Form 8-K dated March 23, 2000, as filed with the Commission on April 7, 2000.